                                                                       EXHIBIT 4

                                  [VSNL LOGO]


                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9939
26 June 2003

Sir,
Sub: Intimation under Clause 36 of the Listing Agreement

         Pursuant Clause 36 of the Listing Agreement with Indian Stock Exchanges, it is hereby informed that VSNL has formed a wholly owned subsidiary `VSNL America Inc.' in the State of Delaware in the United States of America, vide Certificate of Incorporation dated 24 June, 2003 to get engaged in the business of providing IP - VPN solutions.

         Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya

To addresses as per list attached.

To:-

34) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

35) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

36) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

37) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

38) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos.: (22) 6598237/38.

39) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.: 497 29 93.

40) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

41) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820
2114, FAX 837 5646

42) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.:+1 2126565071

43) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023.
Fax: 267 3199

44) Mr. Pavithra Kumar, Sr. Mgr(FA), for SEC filing requirements, Fax 1195

                            [STATE OF DELAWARE LOGO]                      PAGE 1


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "VSNL AMERICA INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 2003, AT 3:19 O'CLOCK P.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                             [SEAL]    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3673398   8100                          AUTHENTICATION: 2490223

030412814                                         DATE: 06-24-03

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                 Delivered 03:33 PM 06/23/2003
                                                   FILED 03:19 PM 06/23/2003
                                                  SRV 030412814 - 3673398 FILE


                                VSNL America Inc.

                          CERTIFICATE OF INCORPORATION

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware" or the "Act"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter the "Corporation") is "VSNL America Inc."

          SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD: The nature of the business of the Corporation shall be to conduct any lawful business or promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the Act.

          FOURTH: The aggregate number of shares that the Corporation shall have authority to issue is three thousand (3,000) with a par value of one cent ($0.01) per share. All such shares are of one class and are shares of common stock.

          FIFTH: The Corporation is to have perpetual existence.

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss. 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on the Corporation.

          SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               a. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, i.e., the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               b. No stockholder of the Corporation shall have any preemptive right to acquire or to subscribe for additional shares of stock of the Corporation except to the extent and on the terms that the Corporation's Board of Directors may from time to time determine.

               c. After the original or other Bylaws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of ss. 109 of the Act, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

               d. The incorporator of the Corporation shall have and may exercise the rights and powers, and shall perform the duties vested in or required by him by the Act and by this Certificate of Incorporation and when said duties have been performed, said incorporator shall cease to have any interest in the Corporation.


          EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss. 102 of the Act, as the same may be amended and supplemented from time to time. The limitation of liability provided for herein shall not be deemed exclusive of any other rights to which such a director may be entitled under the Corporation's Bylaws or Delaware law. No amendment of this Certificate of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided under this Article Eighth in connection with any act or omission that occurred prior to such amendment or repeal.

          NINTH: The Corporation shall, to the fullest extent permitted by the provisions of s. 145 of the Act, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section; provided that his or her conduct or action, for which such person seeks limitation of liability was not in breach of any fiduciary duty owed to the Corporation or wilful misconduct. The indemnification provided for herein shall not be deemed exclusive of any other right to which those indemnified persons may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment of this Certificate of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided under this Article Ninth in connection with any act or omission that occurred prior to such amendment or repeal.

          TENTH: From time to time any of the provisions of this Certificate of Incorporation, except the last sentence of Article Eighth and Article Ninth, may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred on the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

          ELEVENTH: The name and the mailing address of the incorporator are as follows:

Name                                       Mailing Address
----                                       ---------------
Sheila R. Carroll                          Kelley Drye & Warren LLP
                                           1200 19th Street, N.W.
                                           Suite 500
                                           Washington, D.C. 20036


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 23 day of June, 2003.


                                                       /s/ Sheila R. Carroll
                                                       -------------------------
                                                       Sheila R. Carroll
                                                       Incorporator